Exhibit 99.1

Contact

Massa B. Cressall, Investor Relations

Phone: (441) 278-0988

Email: mcressall@endurance.bm

ENDURANCE PROVIDES INITIAL ESTIMATE OF IMPACT OF HURRICANE WILMA

PEMBROKE, Bermuda – November 22, 2005 – Endurance Specialty Holdings Ltd. (NYSE:ENH), today announced its initial estimate of losses, net of reinsurance, reinstatement premiums, and tax benefits related to Hurricane Wilma to be approximately $115 million. Endurance estimates its gross losses related to Hurricane Wilma, before reinsurance, reinstatement premiums, and tax benefits, to be approximately $120 million. This includes an estimated $35 million of gross losses from damage on the Yucatan Peninsula in Mexico. Our loss analysis indicates industry wide insured losses from Hurricane Wilma of $10 billion in Florida and an additional $2 billion in the Yucatan Peninsula.

Our net and gross loss estimates are largely derived from a combination of our proprietary catastrophe modeling, standard industry models, a review of in-force contracts and preliminary indications from clients and brokers. To date, reported claims as a result of Hurricane Wilma have been limited. Accordingly, actual losses from Hurricane Wilma may ultimately differ materially from our initial estimated losses.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance’s operating subsidiaries have been assigned a group rating of A- (Excellent) from A.M. Best, A2 by Moody’s and A- from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “initial,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2004and our Current Report on Form 8-K dated October 3, 2005.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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